PROMISSORY NOTE


$2,000,000.00         New Smyrna Beach, Florida    July 12, 1996

BORROWER:                          LENDER:
MARK CENTERS LIMITED PARTNERSHIP   FIRST FEDERAL SAVINGS BANK
a Delaware limited partnership     OF NEW SMYRNA
600 Third Avenue                   900 North Dixie Freeway
Kingston, PA  18704-1679           New Smyrna Beach, FL  32170

Principal Amount:  $2,000,000.00   Fixed Rate:  9.25%
Date of Note:       July 12, 1996

PROMISE TO PAY:     Borrower promises to pay to Lender, or order,
in lawful money of the United States of America, the principal amount of Two Million and 00/100 Dollars ($2,000,000.00), together with interest at the rate indicated below on the unpaid principal balance from July 12, 1996, until paid in full.

REPAYMENT SCHEDULE: Amortized over fifteen (15) years, fifty-nine
(59) monthly installments (including interest) of $20,583.85 commencing on August 12, 1996, and on the same day of each successive month thereafter, together with a FINAL PAYMENT OF
$1,628,285.51 due and payable on July 12, 2001.

PREPAYMENT; MINIMUM INTEREST CHARGE:    Borrower agrees that all
loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $10.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower's making fewer payments.

LATE CHARGE:   If a payment is ten (10) days or more late,
Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT: Borrower is granted a one time only ten (10) day advance written notice of monetary defaults and thirty (30) days advance written notice of non-monetary default with an extended cure right for any non-monetary default that cannot be cured within thirty (30) days. Borrower will be deemed in default if any of the following happens after the expiration of the above-referenced notice and grace periods: (a) Borrower fails to make any payment within thirty (30) days of its due date. (b) Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender.
(c) Any representation or statement made or furnished to Lender by Borrower in the loan documents is false or misleading in any material respect. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrowers property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest, including garnishment of any of Borrower's accounts with lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note. (g) Any default under any security documents securing this Note. (h) Loss, theft, substantial damage, and destruction, not covered by collectable insurance, sale, or encumbrance to or of any of the collateral securing this Note.

LENDER'S RIGHTS:    Upon default, Lender may declare the entire
unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the fixed rate on this Note to the amount allowed by law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgement collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Florida. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Volusia County, the State of Florida. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

COLLATERAL:    This Note is secured by a Mortgage, Security
Agreement, and Assignment of Rents, all dated of even date herewith, to Lender on real property located in Volusia County, State of Florida, more fully described on Exhibit "A" attached hereto, all the terms and conditions of which are hereby incorporated and made a part of this Note.

PAYMENTS:      The monthly payments will be applied first to
interest, balance to principal, provided, however, should the monthly interest due thereon exceed, from time to time, the sum of the monthly payment, then and in such event the monthly payments shall be increased by an amount equal to such excess interest.

COMMERCIAL AND BUSINESS PURPOSES: The entire loan proceeds will be utilized for business and commercial purposes.

GENERAL PROVISIONS: If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its right or remedies under this Note without losing them. Borrower any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE
PROVISIONS OF THIS NOTE, INCLUDING THE INTEREST RATE PROVISIONS.
BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT
OF A COMPLETED COPY OF THIS NOTE.

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER'S ACCEPTING THIS NOTE FROM BORROWER.

                              MARK CENTERS LIMITED PARTNERSHIP,
                              a Delaware limited partnership

                              BY:  MARK CENTERS TRUST, General
                                   Partner

                              By: /s/ Joshua Kane
                                  Joshua Kane, Senior Vice
                                  President and Chief Financial
                                  Officer